SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Astronics Corporation
(Name of Registrant as Specified In Its Charter)

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ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052-2191

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders to be held at Luminescent Systems, Inc., 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Thursday, April 24, 2003. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of five directors and the approval of the selection of the Company's auditors.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

Buffalo, New York
March 24, 2003

DIRECTIONS TO LUMINCESCENT SYSTEMS, INC.
130 COMMERCE WAY, EAST AURORA, NY 14052-2191:

•	From I-90 (NYS Thruway), take exit 54 "Route 400 South."

•	Take Route 400 South for about 11 miles to the "Route 20A/East Aurora" exit.

•	Turn right at the end of the exit ramp onto Route 20A. Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

•	Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). LSI is at the end of Commerce Way.

•	Luminescent Systems, Inc. telephone number: 716-655-0800.

ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052-2191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ASTRONICS CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Luminescent Systems Inc., 130 Commerce Way, East Aurora, New York, on Thursday, April 24, 2003 at 10:00 a.m., to consider and take action on the following:

1.      The election of five directors of the Company to serve for the ensuing year and until the next annual meeting of Shareholders and the election and qualification of their successors.

2.      The selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the current fiscal year.

3.      The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 7, 2003 will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE ANNUAL MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE ENCLOSED.
By Order of the Board of Directors

DAVID C. BURNEY, Secretary

Buffalo, New York

Dated: March 24, 2003

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2003

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of ASTRONICS CORPORATION, a New York corporation ("Astronics" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 24, 2003 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on March 24, 2003.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below and FOR the proposal to ratify the appointment of independent auditors.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on March 7, 2003 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 7, 2003, Astronics had outstanding and entitled to vote at the meeting a total of 5,730,055 shares of Common Stock and 2,021,123 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors. In accordance with New York law, such abstentions are not counted in determining the number of votes cast in connection with the proposed increase in the authorized Common Stock or the appointment of independent auditors. Under applicable law, broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the votes cast on a proposal.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of March 7, 2003 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner (1)	Number	Percentage	Number	Percentage

Robert T. Brady (2)	69,864	1.2%	30,029	1.4%

John B. Drenning (3)	104,898	1.8%	72,183	3.3%

Peter J. Gundermann (4)	122,922	2.1%	54,276	2.5%

Daniel G. Keane (5)	39,689	*	70,002	3.2%

Kevin T. Keane (6)	349,910	5.9%	521,113	24.1%

Robert J. McKenna (7)	26,600	*	8,124	*

C. Anthony Rider (8)	8,340	*	1,645	*

FMR Corp. (9) 82 Devonshire Street Boston MA 02109	604,800	10.2%	- -	- -

Oak Forest Investment Management, Inc. (10) 6701 Democracy Blvd. Suite 402 Bethesda, MD 20817	437,500	7.4%	- -	- -

All directors and executive officers as a group (7 persons)	722,220	12.2%	757,372	35.1%

(1)	The address for all directors and officers listed is: 130 Commerce Drive, East Aurora, New York 14052-2191.

(2)	Includes 43,500 shares of Common Stock and 14,310 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 43,500 shares of Common Stock and 14,310 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 23,760 shares of Common Stock and 7,797 shares of Class B Stock subject to options exercisable within 60 days and includes 6,114 shares of Common Stock and 3,064 shares of Class B Stock owned by Mr. Gundermann's wife, as to which he disclaims beneficial ownership.

(5)	Includes 30,350 shares of Common Stock and 10,297 shares of Class B Stock subject to options exercisable within 60 days and includes 6,670 shares of Common Stock and 29,991 shares of Class B Stock owned by Mr. Daniel Keane's wife, as to which he disclaims beneficial ownership.

(6)	Includes 31,540 shares of Common Stock and 9,812 shares of Class B Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 24,828 shares of Class B Stock owned by Mr. Kevin Keane's wife or held in a trust for the benefit of Mr. Kevin Keane's wife, as to which he disclaims beneficial ownership.

(7)	Includes 25,500 shares of Common Stock and 7,712 shares of Class B Stock subject to options exercisable within 60 days.

(8)	Includes 4,840 shares of Common Stock and 1,645 shares of Class B Stock subject to options exercisable within 60 days.

(9)	On February 13, 2003, FMR Corp. filed a Schedule 13G/A with the SEC on behalf of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company is the beneficial owner of the common stock as a result of acting as an investment advisor to various investment companies. The beneficial ownership information presented is based solely on the Schedule 13G/A.

(10)	The beneficial ownership information regarding Oak Forrest Investment Management, Inc. is based solely upon a Schedule 13G filed with the SEC on January 10, 2003.

ELECTION OF DIRECTORS

The Shareholders are being asked to elect five directors to the Company's Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

All nominees have been members of the Board since the date indicated. The nominees for director, their ages, their principal occupations during at least the past five years, their positions and offices with Astronics and the date each was first elected a director of Astronics are as follows:

Name and Age of Nominee	Principal Occupation and Positions and Offices with Astronics	First Elected Director

Robert T. Brady Age 62	Director; Executive Compensation, Audit, and Nominating/Governance Committees of the Board of Directors. Chairman of the Board, President and Chief Executive Officer of Moog Inc.	1990
John B. Drenning Age 65	Director; Executive Compensation, Audit, Nominating/Governance Committees of the Board of Directors. Partner in Hodgson Russ LLP, attorneys for the Company, Buffalo, New York.	1970
Robert J. McKenna Age 54	Director; Executive Compensation, Audit, and Nominating/Governance Committees of the Board of Directors since October 2001, President and Chief Executive Officer of Wenger Corporation. Prior to October 2001, President of Acme Electric Corporation.	1996
Kevin T. Keane Age 70	Chairman of the Board, and Director of the Company. Chairman of the Board of MOD-PAC CORP., a former Astronics subsidiary.	1970
Peter J. Gundermann Age 40	Director. President, and Chief Executive Officer of the Company.	2001

As of December 17, 2002, Daniel G. Keane resigned as a director and officer of the Company in connection with the spin-off of MOD-PAC CORP. which became a fully separate, publicly traded company on March 14, 2003. Mr. Daniel G. Keane is the son of Mr. Kevin Keane and served as a director and officer of MOD-PAC CORP during the 2002 fiscal year.

Other Directorships

In addition to serving as a member of the Astronics Board of Directors, Robert T. Brady is presently serving on the board of directors of the following other publicly-traded companies: Moog Inc., Seneca Foods Corporation, M&T Bank Corporation and National Fuel Gas Company. Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of MOD-PAC CORP. which became a fully separate publicly traded company on March 14, 2003.

Meetings of the Board of Directors and Standing Committees

During fiscal year ended December 31, 2002, the Board of Directors of the Company had three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. The Audit Committee is composed of three independent directors. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company's executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. The Nominating/Governance Committee is also composed of three independent, non-employee directors of the Company. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors.

Board and Committee Attendance

During the fiscal year ended December 31, 2002, the Board of Directors held 7 meetings. The Audit Committee held 2 meetings and the Compensation Committee held 2 meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors. The Board of Directors has also determined that the members of the Committee are independent as defined in the regulations. The Board of Directors has determined that Mr. Brady, an independent director, is an "audit committee financial expert," as defined in the regulations.
February 10, 2003	Robert T. Brady, Audit Committee Chair
John B. Drenning, Audit Committee Member
Robert J. McKenna, Audit Committee Member

Compensation of Directors

In the year ended December 31, 2002, outside directors were paid an annual retainer of $10,000 and an additional fee of $650 for each meeting of the Board and its committees attended by each director. Directors are permitted to defer their compensation.

The Company's 1997 Director Stock Option Plan for non-salaried outside directors provides for the grant of options to purchase up to an aggregate of 100,000 shares of Common Stock (subject to adjustment to reflect share distributions). Outside directors are eligible to receive options under this Plan at the discretion of a committee appointed by the Board of Directors who are not eligible to participate in the Plan. Under the Plan, the option price is not less than the fair market value of the shares optioned on the date of grant. There is no limit on the number of options that a participant may be granted under the Plan. Options are exercisable beginning six months after grant and for so long as the holder is a director of the Company, but not longer than ten years from the date of grant.

On February 10, 2003, the committee charged with administration of the Plan granted options to purchase shares of Common Stock to outside directors at the price of $6.44 per share as follows: Mr. Brady - 4,000 shares; Mr. Drenning - 4,000 shares; and Mr. McKenna - 4,000 shares.

Directors' and Officers' Indemnification Insurance

On March 14, 2003, the Company renewed a Directors' and Officers' Liability Insurance policy written by The Chubb Group. The renewal was for a year at an annual premium of $86,986. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No significant payments or claims of indemnification or expenses have been made under any such insurance policies by the Company at any time.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2002, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company's securities.

Certain Relationships and Related Transactions

During the year ended December 31, 2002, MOD-PAC CORP., an Astronics subsidiary at December 31, 2002, performed printing and order fulfillment services for VistaPrint Corporation, resulting in net sales of $6,198,000. At December 31, 2002, VistaPrint Corporation owed MOD-PAC CORP. $927,000 related to such net sales. Robert S. Keane, the son of Kevin T. Keane, is a shareholder in and the President and Chief Executive Officer of VistaPrint Corporation. Daniel G. Keane, the son of Kevin T. Keane, is the President and Chief Executive Officer of MOD-PAC CORP. In addition, Kevin T. Keane is a shareholder in VistaPrint Corporation holding less than five percent of its capital stock.

Effective on March 14, 2003, the capital stock of MOD-PAC CORP. was distributed by the Company to its shareholders of record as of February 18, 2003.

The Board of Directors recommends a vote "FOR" the proposal to elect management's nominees.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for all the Company's executive officers, the Committee determines the grants under the Company's Incentive Stock Option Plan and oversees the administration of other compensation plans and programs

Compensation of Executive Officers Generally

The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a view to enhancing stockholder value. Compensation criteria are evaluated annually to ensure they are appropriate and consistent with business objectives. Executive compensation policies and programs are intended to provide rewards related to Company, subsidiary and individual performance, stockholder value, retention of a strong management team and the encouragement of professional development and growth.

Components of Compensation

The primary components of the Company's executive compensation program are salary, bonuses and stock options which become exercisable over time.

Salary and Bonuses. The Committee reviews the salary of executive officers annually. The Committee's review takes into consideration the Company's performance with respect to customary financial and operating yardsticks, including revenues, operating income, earnings, cash flow, and return on shareholder equity. In making salary decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to each factor considered. The Committee also reviews an annual survey of the compensation levels of executives in similar industry segments. A substantial portion of executive compensation each year is in the form of bonuses, which are awarded by the Committee immediately following the fiscal year just concluded.

Stock Options. The Committee believes that stock options are an important method of rewarding management and of aligning management's interests with those of the stockholders. The Committee also recognizes that the Company conducts its business in competitive industries and that, in order to remain competitive and pursue a growth strategy, it must employ talented executives and managers. The Company believes that stock options are important in attracting and retaining such employees. For these reasons, the Company adopted the Incentive Stock Option Plan as a stock-based incentive program primarily for its officers and managers. Under the Incentive Stock Option Plan, the Committee may grant options to officers and managers who are expected to contribute to the Company's success. In determining the size of stock option grants, the Committee focuses primarily on the Company's performance and the role of the executives and managers in accomplishing performance objectives. Stock options generally become exercisable in equal installments over a five-year period and are granted with an exercise price equal to the fair market value of the Common Stock as of the date of grant.

The Committee intends to continue using stock options as a long-term incentive for executive officers and managers. Because options provide rewards only to the extent the Company's stock price increases and to the extent the executives remain with the Company until the options become exercisable, the Committee believes that stock options granted under the Incentive Stock Option Plan are an appropriate means to provide executives and managers with incentives that align their interests with those of stockholders.

Compensation of the Chief Executive Officer

Mr. Keane served as the Chief Executive Officer of the Company until December 31, 2002 and currently serves as Chairman of the Company. He was compensated for the 2002 fiscal year utilizing the same general philosophy and criteria described above. The Committee believes that Mr. Keane's performance for the 2002 fiscal year was strong, as reflected by the Company's overall performance in comparison to the composite performance of companies in similar industries to the Company's. The Committee believes that Mr. Keane's total compensation for the 2002 fiscal year fairly and sufficiently rewarded him for performance.
John B. Drenning	Robert T. Brady, Member
Chairman	Robert J. McKenna, Member

Executive Compensation Summary Table

The following tabulation shows on an accrual basis the compensation for the three fiscal years ended December 31, 2002, received by the highest paid executive officers of the Company who received more than $100,000:

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options (#)	All Other Compensation(2)

Kevin T. Keane President, Chief Executive Officer	2002 2001 2000	$300,000 280,443 267,089	$180,000 180,000 168,226	$57,721 69,516 57,535	15,900 17,750 21,037	$10,000 11,050 10,500

Peter J. Gundermann President, Luminescent Systems, Inc.	2002 2001 2000	$177,000 164,312 156,497	$106,000 106,200 98,593	$28,365 26,681 27,446	9,300 10,375 12,375	$10,000 11,050 10,500

Daniel G. Keane President, MOD-PAC CORP.	2002 2001 2000	$171,000 157,000 141,750	$102,600 102,600 94,200	$22,260 43,473 28,077	9,100 10,000 11,137	$10,000 11,050 10,500

C. Anthony Rider Vice President-Finance, Treasurer, Chief Financial Officer	2002 2001 2000(3)	$165,000 152,250 72,500	$99,000 99,000 45,675	$38,657 29,139 15,441	8,800 9,625 - -	$10,000 11,050 - -

(1)	Represents personal use of company-leased automobiles, group life insurance, medical expense, club dues, and related gross-up for income taxes.

(2)	Represents amounts accrued under the Company's Profit Sharing / 401(k) Retirement Plan. See, also, discussion under "Supplemental Executive Retirement Plan."

(3)	Mr. Rider joined the Company in July 2000. Therefore, his salary and bonus for 2000 reflects a partial year of service.

Stock Option Grant Table

On January 25, 2002, options to purchase the number of shares of Common Stock set forth in the following table were granted to Kevin T. Keane, Peter J. Gundermann, Daniel G. Keane and C. Anthony Rider:

OPTION GRANTS IN FISCAL 2002
(Individual Grants)

Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Kevin T. Keane	15,900	27.8%	13.65	(1)	77,776	132,528
Peter J. Gundermann	9,300	16.2%	12.70	1/25/12	74,291	188,267
Daniel G. Keane	9,100	15.9%	12.70	1/25/12	72,694	184,219
C. Anthony Rider	8,800	15.4%	12.70	1/25/12	70,267	178,145

(1)	11,927 of Mr. Kevin T. Keane's options expire on 1/25/07 and 3,973 expire on 1/25/12.

Potential realizable values are based on the assumed annual growth rates for the option term. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company's future performance and prospects.

Stock Option Exercises and Fiscal Year-End Value Table

The following table provides information as to stock options exercised during the fiscal year ended December 31, 2002 and the value of each such executive officer's unexercised options at December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(2)
Name	Shares Acquired or Exercised (#)	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin T. Keane	-	-	41,352	36,022	-	-
Peter J. Gundermann	22,686	108,356	31,557	21,255	32,799	1,267
Daniel G. Keane	-	-	40,647	20,045	92,321	1,109
C. Anthony Rider	-	-	5,610	12,815	-	-

(1)	Market value of stock at exercise less exercise price or base price.

(2)	Based upon the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 2002 of $6.89 per share.

Supplemental Executive Retirement Plan Table

The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. SERP benefits are payable only to "retirement-eligible" participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company's Defined Profit Sharing/401(k) Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE
Years of Service

Three Year Average Compensation	10	15	20	25	30
200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Kevin T. Keane, Peter Gundermann, Daniel G. Keene and C. Anthony Rider have 32, 15, 12 and 3 years of credited service, respectively.

CORPORATE PERFORMANCE GRAPH

The following graph compares the yearly changes in cumulative total shareholder return of (i) the Company, (ii) the S&P 500 and (iii) the NASDAQ US and Foreign Index for a period of five years commencing December 31, 1997 and ending December 31, 2002.

	1997	1998	1999	2000	2001	2002
Astronics Corporation	100.000	111.447	117.242	152.842	180.226	109.696
S & P 500	100.000	129.030	156.282	142.382	125.584	97.757
Nasdaq US and Foreign	100.000	138.477	258.166	155.757	122.851	84.588

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP, independent certified public accountants, to act as auditors of Astronics Corporation for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees. The following table sets forth the fees billed to the Company for the last two fiscal years by the Company's independent certified public accounts, Ernst & Young LLP:
	2002	2001
Audit fees	104,600	53,000
Audit related fees	4,500	9,700
Tax fees	29,000	15,100
All other fees	-	-

During fiscal year ended December 31, 2002, audit fees include amounts for the required audit of the Company's subsidiary, MOD-PAC CORP. for the three years ended December 31, 2001 in connection with the spin-off of MOD-PAC CORP. Tax fees for fiscal year 2002 also include services related to the MOD-PAC CORP. spin-off.

The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 25, 2003. With respect to shareholder proposals not submitted for inclusion in the proxy materials for that meeting, unless notice of such a proposal is received by the Company no later than February 7, 2004, management proxies will be allowed to use their discretionary voting authority to vote on such proposal.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2002 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052-2191.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 7, 2003, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052-2191.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Burney, Secretary

Buffalo, New York

March 24, 2003